Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Amphitrite Digital Incorporated of our report dated June 9, 2023, relating to our audit of the financial statements as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, which appears in the Registration Statement on Form S-1 of Amphitrite Digital Incorporated for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions

Assurance Dimensions

Tampa, Florida

June 16, 2022